UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDED FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Amendment No. 1)

Capstone International Corporation

(Name of small business issuer in its charter)

DELAWARE (State or jurisdiction of incorporation or organization)	7260 (Primary Standard Industrial Classification Code Number)	66-0349372 (I.R.S. Employer Identification No.)

#246 - 13888 - 70th Avenue

Surrey, B.C.

Canada, V3W 0R8

(604) 599-8843

(Address and telephone number of principal executive offices)

The Corporation Trust Company of Delaware

1209 Orange Street

Wilmington, Delaware, 19801

(302) 658-4205

(Name, address and telephone numbers of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

<table>
Title of Each Class of Securities To Be Registered	Amount To Be Registered[1]	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Common	1,750,000 500,000	$.01 $.10	$17,500 $50,000

</table>

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

Prospectus

Capstone International Corporation

2,250,000 Shares of

$0.001 Par Value Common Stock

This is a public offering of 2,250,000 shares of $0.001 Par Value Common Stock of Capstone International Corporation. The Shareholders listed on pages 11 and 12 are selling 1,750,000 of those shares. None of these securities holders are Officers, Directors or significant investors in the Company.

There is currently no public market for the common stock. Capstone intends to apply to have the common stock quoted on the OTC Bulletin Board. No trading symbol has yet been assigned.

This offering involves a high degree of risk, see "risk factors" beginning on page 7 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adaquacy of this prospectus/proxy. Any representation to the contrary is a criminal offense.

The Offering:
500,000 Shares Offered	Price Per Share	Total
Public Price	$0.10	$50,000
Underwriting Discounts and Commissions		$0.00
Total		$50,000

This is a "self-underwritten" public offering, with no minimum purchase requirement.

1. Capstone is not using an underwriter for this offering.

2. The offering expenses shown do not include legal, accounting, printing and related costs incurred in making this offering. The Company will pay all such costs, which it estimates to be $20,000.

3. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Delaware law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. Any funds raised from this offering will be immediately available to Capstone International Corporation for its use.

4. The closing date for the offering is October 31, 2001.

The information in this prospectus is not complete and may be changed. Capstone may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Penny Stock Reform Act (Securities Exchange Act Section 3(a)(51A)) defines a penny stock as an equity security that is not registered on a national stock exchange or authorized for quotation on NASDAQ, and that sells for under $5.00 per share. Capstone's stock will be considered a penny stock under said Act. Since Capstone's stock will be considered a penny stock, a broker-dealer is required to provide a risk disclosure statement to a customer prior to recommending the sale of its stock. This could severely limit the ability to create a market for shares of Capstone's stock,

The date of this Prospectus is July 24, 2001.

TABLE OF CONTENTS

<table>
Item No.	Item in Form SB-2 Prospectus Caption	Page No.

1	Front of Registration Statement and Outside Front Cover Page of Prospectus	1
2	Inside Front and Outside Back Cover Pages of Prospectus	3
3	Summary Information	6
3	Risk Factors:	7
	* Failure to Earn a Profit Due to a Lack of Operational Experience	7
	* Failure to Secure an Insurance and Annuity Supplier or Underwriter	7
	* Failure to Secure Insurance and Annuity Sales Brokers and Agents	7
	* Inability to Compete Against Strong, Well-Established Competitors	7
	* Failure to Secure Additional Financing
	* Failure to Attract and Retain Experienced Management	8
	* Capstone Stock May be Difficult to Resell Because The Company Does Not Expect to Pay Cash Dividends in the Near Future	8
	* Difficulty For Capstone Stockholders to Resell Their Stock Due to a Lack of Public Trading Market	8
	* Rules Governing Low-Priced Stocks that May Effect Ability to Resell Shares	8
4	Use of Proceeds	8
5	Determination of Offering Price	10
6	Dilution	10
7	Selling Security Holders	10
8	Plan of Distribution	13
9	Legal Proceedings	13
10	Directors, Executive Officers, Promoters and Control Persons	13
11	Security Ownership of Certain Beneficial Owners and Management	14
12	Description of Securities	15
13	Interest of Named Experts and Counsel	15
14	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	15
15	Organization within Last Five Years	16
16	Description of Business	16
17	Management's Discussion and Analysis or Plan of Operation	19
18	Description of Property	22
19	Certain Relationships and Related Transactions	22
20	Market for Common Equity and Related Stockholder Matters	22
21	Executive Compensation	22
22	Financial Statements	23
23	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	32
24	Indemnification of Directors and Officers	32
25	Other Expenses of Issuance and Distribution	32
26	Recent Sales of Unregistered Securities	32
27	Exhibits	33
28	Undertakings	33
	Signatures	34

</table>

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov

Item 3.

Summary Information and Risk Factors

Prospectus Summary.

Capstone International Corporation was incorporated on November 16, 2000, in the state of Delaware. The Company's principal executive offices are located at Suite 246 - 13888 - 70th Avenue, Surrey, BC Canada, V3W 0R8. The telephone number is (604) 599-8843.

Since becoming incorporated, Capstone has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. The Company has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.

Capstone is a development stage company that is in the process of establishing itself as a reseller of specialty insurance and annuity products. These products are specifically designed and sold to provide purchasers with the financial means to pay for final needs expenses at the time of their death. Full information about the Company's products will be available on the Internet at www.cicwebsite.com.

Marketing and distribution of Capstone products will take place through sales brokers and agents currently engaged in the general insurance business. General insurance agencies can be found almost everywhere. They typically sell automobile insurance, homeowners and renters policies, disability and casualty insurance, travel insurance, as well commercial products including fire, theft and liability insurance.

By using this pre-existing network of fully licensed and experienced sales people, Capstone believes it can build its business with less capital than would be required to hire, train and facilitate its own in-house sales force. Capstone intends to begin operations in British Columbia and then, during the second year, to move eastward across Canada. The Company has no plans to expand into the United States for the foreseeable future.

It is doubtful that Capstone will be able to continue as a going concern unless the Company has immediate sales success or is able to raise additional funding. The Company does not currently have the $50,000 needed to develop and market its products, nor does it have a source to supply the necessary funding if it is unsuccessful in raising the capital through this offering. Capstone believes it will take from one (1) to two (2) months to raise capital for completion of the development of the business.

Capstone anticipates that it will operate in a deficit position and continue to sustain net losses for the foreseeable future. As at March 31, 2001, Capstone's accumulated deficit was $968.00.

Currently, Capstone has a three person Board of Directors. These three Board members have assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of the Company. There are no employees at the present time and there are no plans to hire substantial numbers of employees during the next twelve months.

This offering consists of 2, 250,000 shares of Capstone Common Stock. The offering price is $0.10 per share. Of the total offering amount, current shareholders are offering 1,750,000 shares and the Company is offering 500,000 shares. Officers, Directors or significant investors own none of the shares being offered. The Company's Officers and Directors collectively own 300,000 shares of Restricted Common Stock.

There is currently no market for Capstone stock.

Risk Factors

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in Capstone. Each perspective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus.

Failure to Earn a Profit Due to a Lack of Operational Experience: Capstone is a start-up company in its pre-operational development stage. Neither the Company nor its management has any direct experience operating businesses in this industry. This lack of relevant operational experience could prevent Capstone from becoming a profitable business.

As at March 31, 2001, Capstone sustained operating losses of $968 due to incorporation and legal expenses. The accumulated deficit as at March 31, 2001 is also $968.

Failure to Secure an Insurance and Annuity Supplier or Underwriter: Capstone has not yet secured a company to underwrite or supply insurance and annuity products. Without insurance and annuity products to offer for sale, Capstone does not have a business.

Failure to Secure Insurance and Annuity Sales Brokers and Agents: Capstone intends to use both brokers and agents to sell its insurance and annuity products. Without existing relationships or contacts in the insurance and financial services sectors, it will be difficult for Capstone to attract qualified and reputable firms and individuals to sell their products. If Capstone fails to attract the qualified and reputable firms and individuals necessary to make sales, the business will fail.

Inability to Compete Against Strong, Well-Established Competitors: Capstone is competing in an already well-established marketplace, with businesses that have been in the industry for many years. Capstone will find it very difficult to compete with strong, well-established competitors.

The chief competitive factors that Capstone's competitors bring to the marketplace are good reputations, quality products, reliable service and reasonable prices. Additionally, Capstone will be competing with firms that have substantially greater marketing, financial and human resources than Capstone. The established competitors will also have achieved a high level of brand recognition. Many competitors have similar if not identical products to those that Capstone intends to sell, and they will be competing directly with Capstone. The entrance of a new competitor into the marketplace may result in price reductions, reduced profit margins and an inability for Capstone to gain market share. All of these factors will make it very difficult for Capstone to build a financially viable business.

Failure to Secure Additional Financing: Capstone may require additional financing in order to establish profitable operations. Such financing, if required , may not be forthcoming, and even if additional financing is available, it may not be available on terms favorable to Capstone. The failure to secure needed additional financing will have a very serious, if not fatal effect on the Company's ability to survive.

Failure to Attract and Retain Experienced Management: The success of Capstone is largely dependent upon the Company's ability to attract and retain qualified management professionals. It is doubtful that Capstone can be successful if it is unable to attract and retain qualified experienced management.

Capstone Stock May be Difficult to Resell Because The Company Does Not Expect to Pay Cash Dividends in the Near Future: The holders of Capstone common stock are entitled to receive dividends when, and if declared by the Board of Directors. The Company does not intend to pay cash dividends in the foreseeable future, but instead intends to retain any and all earnings to finance the growth of its business. To date, Capstone has not paid cash dividends on the common stock. This lack of an ongoing return on investment may make it difficult to sell Capstone common stock and it may have an adverse affect on the price of the Company's common stock.

Difficulty For Capstone Stockholders to Resell Their Stock Due to a Lack of Public Trading Market: There is presently no public trading market for Capstone common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future. Capstone intends to have its common stock quoted on the OTC Bulletin Board as soon as practicable, however, there can be no assurance that the Company's shares will be quoted on the OTC Bulletin Board. Until there is an established trading market, holders of Capstone common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock.

Rules Governing Low-Priced Stocks that May Effect Ability to Resell Shares: Capstone's Common Stock is currently considered a "penny stock" under federal securities laws since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend the Company's shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in or trade Capstone's shares. In turn, this may affect the investor's ability to resell those shares in the public market.

Item 4. Use of Proceeds

Capstone intends to raise $50,000 from the sale of 500,000 shares of common stock at $0.10 per share. This offering has a maximum amount of $50,000, and no minimum. The Company intends to pay all costs associated with this offering. The Company has no intentions to return any stock sale proceeds to investors if the maximum amount is not raised. The following table indicates how the Company intends to use these proceeds. Items are not listed in a priority order.

<table>

Expenditure Item	Amount
Legal and Accounting Fees	$15,000
Consulting and Professional Fees	10,000
Promotional Expenses	10,000
Training Expenses	5,000
Travel and Accommodations	5,000
Communications Expenses	2,000
Website Development	2,000
Miscellaneous Administrative Costs	1,000
Total	$50,000

</table>

The above expenditure items are defined as follows:

Legal and Accounting Fees: This expenditure item refers to the normal legal and accounting costs associated with maintaining a publicly traded company. The amount budgeted is a minimal estimate of costs for the first year of operations.

Consulting and Professional fees: These fees include the cost of consulting with insurance and financial services industry experts, as well as professional service fees for training required to support sales agents and brokers.

Promotional Expenses: These costs will cover the provision of a minimal amount of product and program information necessary to conduct a recruitment campaign for insurance and annuity brokers and agents.

Training Expenses: This expense item will provide the funds necessary for a minimal amount of product specific training for new sales agents and brokers. It will cover items such as room and equipment rental for training seminars, copying and printing costs for training manuals and other materials.

Travel and Accommodation: These costs are for travel that will be necessary during negotiations and recruitment for an underwriting firm, as well as sales brokers and agents.

Communications Expenses: Postage, courier, long distance telephone and fax costs.

Website development: The cost associated with preliminary development of the website.

Miscellaneous Administrative Costs: This caption refers to any small miscellaneous costs that have not been otherwise listed, such as bank service charges or other such items.

There is no assurance that Capstone will raise the full $50,000 as anticipated. The following is the break down of how Management intends to use the proceeds if only 20 percent, 50 percent, or 75 percent of the total offering amount is raised:

<table>
Expenditure Item	20%	50%	75%
Legal and Accounting Fees	$ 3,500	$ 7,000	$ 10,000
Consulting and Professional Fees	2,500	6,000	7,500
Promotional Expenses	1,500	5,000	7,000
Training Expense	1,500	3,000	4,000
Travel and Accommodations		1,000	4,000
Communications Expenses		1,000	2,000
Website Development	1,000	1,500	2,000
Miscellaneous Administrative Costs		500	1,000
Total	$ 10,000	$ 25,000	$ 37,500

</table>

If only 20% of the offering is sold, the Company will continue with its development plans, however, only the most necessary tasks will be undertaken. The Officers and Directors will need to assume more of the workload and cover their own travel, accommodations, communications costs and out of pocket expenses. Capstone anticipates this amount would be sufficient to sustain the Company during the short-term, however, there would be insufficient funds available for furtherance of the plan of operations, as detailed in Item 17 of this filing.

In the event that only 50% of the offering amount is raised, Capstone will be able to further its plan of operation, however, the Company's activities will be severely restricted. Without the ability to aggressively pursue its plan of operations, it is likely that it will take much longer to build a comprehensive network of brokers and agents.

If 75% of the total offering amount is raised, there will be sufficient funds to pay a significant portion of all budgeted expenditure items.

Selling Shareholders will not be effected if Capstones is unable to raise any amount of money through this issuance, because Capstone does not intend to return stock sale proceeds to investors under any circumstances. However, if Capstone is unable to raise sufficient additional funds from the sale of stock, the Selling Shareholders may find that there is no market developed on the OTC Bulletin Board to allow those Selling Shareholders to sell their shares. The money Capstone has raised thus far from selling stock to its present shareholders will be sufficient to pay all expenses of this offering, including the offering by those shareholders. The Company estimates that amount to be $20,000. The total amount of the money raised from the sale of the 500,000 shares being offered by Capstone will be used for purposes of furthering the Company's plan of operations, as detailed in Item 17 of this filing.

None of the proceeds identified as consulting or professional fees will be paid to Officers, Directors or other persons who are not arms length from the Company. Capstone anticipates that it will be utilizing the services of two consultants, one being an insurance and annuity professional, and one being an experienced death services professional. Capstone also expects to utilize the services of a professional sales trainer. At the time of this filing Capstone has contracted the services of an insurance and annuity consultant. A copy of the contract is included with this filing as an Exhibit.

Item 5. Determination of Offering Price

There is no established market for the Registrant's stock. The offering price for shares sold pursuant to this offering is set at $.01, which is the price paid by the existing shareholders. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for Capstone's stock) and the high level of risk considering the lack of operating history of Capstone

Item 6. Dilution

Not applicable.

Item 7. Selling Security Holders

The Selling Shareholders named in this prospectus are offering 1,750,000 of the 2,250,000 shares of common stock offered through this prospectus. The shares include the following:

1. 1,750,000 shares of the Capstone's common stock that the Selling Shareholders acquired from Capstone in an offering that was relied upon as being exempt from registration under Regulation D of the Securities Act of 1933, and completed on June 1, 2001.

The following table provides as of June 1, 2001, information regarding the beneficial ownership of the common stock held by each of the selling shareholders, including:

1. number of shares owned by each prior to this offering;

2. position with issuer;

3. total number of shares that are to be offered for each;

4. total number of shares that will be owned by each upon completion of the offering;

5. percentage owned by each; and

6. identity of the beneficial holder of any entity that owns the shares.

<table>
Name and Address of Selling Shareholders.	Position with Issuer.	Shares owned prior to this offering.	Total number of shares to be offered for selling shareholders' account	Total shares to be owned upon completion of this offering	Percent Owned Upon Completion of this offering
Lois Meisinger 22346A Twp Rd 530 Ardrossan, Alberta	None	100,000	100,000	0	0%
Wally Major 22346 Twp Rd 530 Ardrossan, Alberta	None	100,000	100,000	0	0%
Gerry Meisinger 22346A Twp Rd 530 Ardrossan, Alberta	None	100,000	100,000	0	0%
Doris Major 22346 Twp Rd 530 Ardrossan, Alberta	None	50,000	50,000	0	0%
Wade Meisinger 6736 Sunshine Coast Hwy Sechelt, B.C.	None	100,000	100,000	0	0%
Marnie Meisinger 6736 Sunshine Coast Hwy Sechelt, B.C.	None	100,000	100,000	0	0%
Jean Blanchard #209, 601 North Road Coquitlam, B.C.	None	100,000	100,000	0	0%
Jenny Major R.R. #1, Site 11, Box 32 Millet, Alberta	None	100,000	100,000	0	0%
Allen Ridley R.R. #2, Site 5, Box 13 Rimbey, Alberta	None	100,000	100,000	0	0%
Evelyn Ridley R.R. #2, Site 5, Box 13 Rimbey, Alberta	None	100,000	100,000	0	0%
Tom McMahon 59 Nootka Road Leduc, Alberta	None	100,000	100,000	0	0%
Sylvia McMahon 59 Nootka Road Leduc, Alberta	None	100,000	100,000	0	0%
Gerry Karpinka 101 Beauvista Drive Sherwood Park, Alberta	None	100,000	100,000	0	0%
Maria Karpinka 101 Beauvista Drive Sherwood Park, Alberta	None	100,000	100,000	0	0%
Frank Meisinger 4;19;67;32; NW County of Athabasca No. 12 Grassland, Alberta	None	100,000	100,000	0	0%
Sherry Theoret 130 Doverglen Cres S.E. Calgary, Alberta	None	100,000	100,000	0	0%
Christine Broggi 474 Evergreen Park Edmonton, Alberta	None	100,000	100,000	0	0%
Joseph Levesque 474 Evergreen Park Edmonton, Alberta	None	100,000	100,000	0	0%

</table>

Except as otherwise noted in this list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the Selling Shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 2,050,000 shares of common stock outstanding on June 1, 2001. The 2,050,000 figure includes 300,000 common shares currently owned by Officers and Directors. These 300,000 shares are restricted shares and not being registered in this offering.

None of the selling shareholders or their beneficial owners:

(a) has had a material relationship with Capstone, other than as a shareholder at any time within the past three years; or

(b) has ever been an Officer or Director of Capstone International or any of its predecessors or affiliates.

Item 8. Plan of Distribution

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making. All the shares will be issued to business associates, friends, and family of current Capstone shareholders and principles of the Company. The Officers and Directors of the Company, Masseurs Koehn, Mills and Veremy, will not register as broker-dealers in connection with this offering. Masseurs Koehn, Mills and Veremy will not be deemed to be brokers pursuant to the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934, since they are not subject to statutory disqualification, will not be compensated directly or indirectly from the sale of securities, are not an associated person of a broker or dealer, nor have they been so associated within the previous twelve months, primarily performs substantial duties as Officers and Directors that are not in connection with the sale of securities, and have not nor will not participate in the sale of securities more than once every twelve months.

Item 9. Legal Proceedings

Capstone is not a party to any pending legal proceedings.

Item 10. Directors, Executive Officers, Promoters and Control Persons

Brian Koehn, President, Member of the Board of Directors, age 52. Mr. Koehn graduated from the University of Alberta, located in Edmonton, Alberta in 1972 with a Bachelor of Arts Degree. In addition to his degree, Mr. Koehn also holds Professional Management Certificates in Market Planning, Executive Analysis, and Taxation.

Mr. Koehn has over 25 years experience managing and directing various manufacturing and service oriented companies. In September, 1972, Mr. Koehn began a private company, Master Brew Services Ltd., a service business that he owned and operated until it was sold in December 1979. In January 1980, Mr. Koehn, along with partners, acquired 100 percent of Astrographic Industries Ltd., a manufacturing firm. While holding a number of Executive positions, including Director of Sales and Marketing, the company's sales increased by 750 percent.

In April of 1988, Mr. Koehn acquired TAB Ventures Ltd. TAB was a magazine publishing company and Mr. Koehn held the position of Publisher. In August 1990 Mr. Koehn became Director of International Sales and Marketing with PSI Services Inc. PSI is a privately held company involved with helping small and medium-sized businesses develop international and specialty markets. While maintaining his position with PSI, Mr. Koehn has spent most of the past year working with a group of Vancouver area funeral homes developing market share for pre-paid funeral, insurance and annuity products. Mr. Koehn will continue to hold his position with PSI until such time as Capstone requires his full attention.

In working with Capstone, Mr. Koehn has accepted the responsibility for sales development and administrative support for sales brokers and agents. As President, he also assumes responsibility for the overall leadership and direction of the Company. Mr. Koehn currently spends about twenty-five percent (25%) of his time doing Capstone work. He will continue to make Capstone his first priority, and devote whatever time necessary to make the Company successful.

Darryl Mills, Secretary/Treasurer, Member of the Board of Directors, age 47. Mr. Mills graduated from the University of Saskatchewan, in Saskatoon, Saskatchewan with a Bachelor of Commerce Degree (1990) and from the University of Regina, in Regina Saskatchewan with a Graduate Diploma in Government Administration. (1993)

Most of Mr. Mills' career has been in public service. He spent nearly 20 years with the Province of Saskatchewan in a variety of increasingly responsible roles. He has been: an Assistant Director of Economic Development with the Department of Northern Saskatchewan from 1972 to 1982; an Auditor with the Saskatchewan Workers Compensation Board from 1982 to 1986; Executive Assistant to the Minister of Finance from October 1992 to April 1993, and Executive Director of the Saskatchewan Gaming Commission from May 1993 to December 1996.

In addition to his time spent with the Saskatchewan Government, Mr. Mills also worked with the Canadian Institute of Chartered Accounts as British Columbia Sales Manager for Professional Publications and Services from May 1997 to July 1999. He also held the position of Secretary and Director with Far East Ventures, Inc from February to August of 2000. Mr. Mills also does private consulting work in the areas of governmental relations, organization design and business development.

In working with Capstone, Mr. Mills will be responsible for business development, as well as corporate and governmental relations. His primary function will be to secure an insurance and annuity supplier and work with that supplier to develop suitable products and services. This will include primary responsibility for developing training materials and customer service support. He will also have the ongoing responsibility to maintain good relations with the supplier and to handle any regulatory issues that may arise. Mr. Mills will provide whatever time is necessary to effectively carry out his duties. He is currently devoting fifty percent (50%) of his time to Capstone responsibilities; however, he expects that to grow to one hundred percent (100%) over the next several months.

Rodney Veremy, Member of the Board of Directors, age 25. In 1997, Mr. Veremy graduated from Grant McEwen Community College in Edmonton, Alberta with a Diploma in Business Administration.

In June 1997, after attending Business College, Mr. Veremy was hired by Future Transportation Systems Ltd. (FTSL), as Assistant General Manager. FTSL is a medium sized trucking firm. In 1999 Mr. Veremy was promoted to general manager.

In the April of 2000, Mr. Veremy started his own trucking company, which he called Green Leaf Enterprises Ltd. Green Leaf employs 16 drivers. Mr. Veremy is the President and General Manager of Green Leaf Trucking and in that capacity is responsible for the entire operation of the company. In addition to doing private hauling, Green Leaf has 7 permanent contracts and 1 temporary contract.

Mr. Veremy's responsibilities with Capstone will be in the areas of financial management and accounting. He is currently devoting five percent (5%) of his time to Capstone responsibilities. He is prepared to give Capstone up to 25 percent of his time in the long term, and as much as 50 percent during the critical first 6 months of operations.

Item 11. Security Ownership of Certain Beneficial Owners and Management

The following is a table detailing the current shareholders of Capstone owning 5% or more of the common stock, and shares owned by Capstone's Directors and officers:

<table>
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Brian Koehn Director, President, 246 - 13888 - 70th Ave, Surrey B.C., Canada, V3W 0R8	100,000	4.8%
Common	Darryl Mills Director, Sec/Tres 6966 Coach Lamp Dr., Chilliwack B.C., Canada, V2R 2X6	100,000	4.8%
Common	Rod Veremy Director 4; 19; 67; 32; NW, County of Athabasca, No. 12, A.B., Canada	100,000	4.8%
Common	Directors and officers as a group (3)	300,000	14.6%

</table>

Item 12. Description of Securities

COMMON STOCK

Capstone's Articles of Incorporation authorize the issuance of 100,000,000 shares of Common Stock of $.001 par value. Each record holder of Common Stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation.

Holders of outstanding shares of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of Common Stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of Common Stock are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of Capstone's Common Stock are issued, the relative interest of then existing stockholders may be diluted.

SHAREHOLDERS

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

Item 13. Interest of Named Experts and Counsel

No expert or counsel who was hired on a contingent basis will receive a direct or indirect interest in Capstone or was a promoter, underwriter, voting trustee, director, officer, or employee, of Capstone.

Item 14. Disclosure of Commission Position of Indemnification for Securities Liabilities

According to Section 5 of Capstone's Bylaws, the Company is obligated to indemnify its directors, officers, agents and employees to the fullest extent authorized under Delaware Law subject to certain specified limitations. As permitted by Delaware Statutes, the Company may indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities originates under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Item 15. Organization Within Last Five Years

No promoters received or expect to receive any assets, services or other consideration from Capstone. No assets will be or are expected to be acquired from any promoter on behalf of Capstone. In addition, see Certain Relationships and Related Transactions, Item 19, below.

Item 16. Description of Business

Business Development

Capstone International Corporation was incorporated on November 16, 2000, in the state of Delaware. The Company has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, Capstone has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations.

Business of Issuer

Capstone is creating a business as a reseller of insurance and annuity products. These products are specially designed and marketed to compete directly with what are known as pre-paid funerals. The products the Company intends to sell will provide its customers with the assurance that all their final needs are provided for before their death.

Principal Products and Services

Capstone plans on offering final needs insurance and annuity products that are specially designed to compete with pre-paid funeral packages. By offering both insurance products and annuity products, the Company can supply a pre-arranged funeral expense alternative for virtually every consumer.

The insurance product is a life insurance policy that will pay out a predetermined sum to a beneficiary of the client's choice at the time of the policyholder's death. As with all life insurance policies, there are pre-determined premiums payable for a specified term with a pre-determined payout value. There are also maximum age requirements and health related qualifiers that must be met. At the time of the policyholder's death, the benefits are used to pay for funeral and other related expenses on behalf of the deceased policyholder.

The annuity type product that Capstone intends to sell is being made available for clients who do not want to purchase life insurance, or who are unable to qualify for life insurance due to health or age considerations. The annuity achieves virtually the same result as the insurance policy. The client purchases the annuity with a predetermined value. The cost of the annuity can be paid in one lump sum, or it can be financed with predetermined monthly payments for a prescribed term. At the time of the annuity holder's death, the beneficiary will use the money from the annuity to pay for the funeral arrangements and related expenses on behalf of the deceased annuity holder.

In the case of both the life insurance policy and the annuity, the client will have absolute discretion over how he or she wants the proceeds paid at the time of death. The client will specify a beneficiary who will receive the proceeds, and make disbursements as required. The beneficiary can be a person, the deceased's estate or a death services provider, such as a funeral home, crematorium or cemetery.

The Market

Two different types of businesses dominate the market for pre-paid and pre-arranged death services: funeral home and death care service providers - such as crematoriums, cemeteries and monument suppliers - and insurance companies and underwriters. The funeral home and death care service providers are allowed to sell both pre-paid funerals and the insurance/annuity type products. The insurance companies and underwriters sell only the insurance/annuity type products. Both of these groups operate throughout the market place and have a strong presence in every region.

As our society ages, the demand for pre-paid and pre-arranged funerals increases. People tend to be more concerned about their mortality as they grow older, and they often make financial plans and other arrangements for their own final needs. The final needs insurance and annuity products Capstone intends to provide are specifically designed to satisfy these concerns.

Competition and Competitive Strategy

Competition in the pre-need death services marketplace comes from two major areas: funeral home and other service providers, and insurance and annuity underwriters. Generally speaking, the funeral home operators rely on walk-in trade and word of mouth advertising to generate sales. Some of the larger national operators also conduct direct mail marketing campaigns. Competition from insurance underwriters is mainly in the form of national television advertising, newspaper and magazine advertising, and direct mail marketing campaigns.

Capstone intends to avoid all these areas of promotion and to instead concentrate on building a strong network of independent brokers and agents. By offering our products through pre-existing agencies and firms Capstone will gain immediate access to clientele that direct mail and other mass marketing techniques may not reach. Capstone's agents and brokers will be able to present the Company's products directly to select pre-qualified customers as part of a comprehensive personal or family insurance portfolio.

Distribution

By working with fully qualified experienced insurance professionals, Capstone will be able to offer its customers the best possible distribution and customer service network. All paperwork will be completed by fully trained professionals, who can answer any questions the customer may ask. Paperwork will then be sent directly to the underwriter for processing. The customer will receive the official acceptance and contract in the mail as soon as the underwriter has accepted it.

New and or Innovative Products and Services

Capstone has never made any announcements concerning the introduction of new or innovative products or services, nor does the Company have any intentions to do so in the future.

Sources and Availability of Products and Supplies

All products and supplies that are required by Capstone for consumption or re-sale are readily available from numerous industry wholesalers. The final needs insurance and annuity industry has not been characterized by product shortages, restrictions or any other type of limiting factors, and there are no indications that such problems will occur in the foreseeable future.

Dependence on One or a Few Major Customers

The final needs insurance and annuity services business is not the type of business that is, or can be, dominated by one or a small number of customers. The types of products and services that Capstone intends to provide have always been considered to be very personal. Except for a very limited number of cases, the point of sale decision or actual purchase event takes place between the consumer or purchaser and the service provider.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

There are no inherent factors or circumstances associated with this industry, or any of the products or services that Capstone plans to provide that would give cause for any patent, trademark or license infringements or violations. The Company has also not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

Governmental Controls and Approvals

There are several areas of the Registrant's business that come under government control and require government licensing and or approval. Insurance and financial services sales people and the insurance underwriters supplying insurance and financial service products must be licensed in all Canadian jurisdictions. The insurance and financial service products being sold also must be approved for sale. There is no requirement for re-sellers such as Capstone to be licensed.

Existing or Probable Government Regulations

Other than the licensing requirements discussed above, there are no other types of government regulations existing or being contemplated that would adversely affect the Company's ability to operate. Labor Standards Laws, Workplace Occupational Health and Safety Regulations, and local government business licensing requirements are the only other government regulations that will affect Capstone.

Research and Development Activities and Costs

Capstone has not undertaken any research and development to date, nor does it have any plans to undertake any research or development in the future.

Compliance With Environmental Laws

There are no environmental laws that have been enacted, nor is Capstone aware of any such laws being contemplated for the future to address issues specific to the business of the issuer.

Facilities

Capstone does not own or rent facilities of any kind. At present the Company is operating from its official address that is located within the offices of the Company's President. Capstone intends to continue to operate from this location until it has sufficient revenues from sales to support a rented facility. Capstone anticipates no need for additional space during the first year of operations, however, if growth occurs faster then expected the Company would make every effort to find facilities that offer long-term adaptability to growth.

Employees

Capstone has no intention to hire employees until the business has been successfully launched with sales revenues flowing into the Company. The Company's Officers and Directors intend to do whatever work is necessary to bring the Company to the point of earning revenues from the sale of final needs insurance and annuities. Human resource planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization.

Reports to Security Holders

Capstone will voluntarily make available to securities holders an annual report, including audited financials on Form 10-K or Form 10-KSB. Capstone is not currently a fully reporting company, but upon effectiveness of this registration statement, will be required to file reports with the SEC pursuant to the Exchange Act.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Item 17. Plan of Operation

The insurance, annuity and pre-paid sector of the final needs industry in Canada is dominated by two major groups of sellers: insurance and annuity underwriters, and funeral home operators. Insurance and annuity underwriters generally market their products directly to the public through nation-wide advertising campaigns and direct mail. Funeral home operators depend more on walk-in traffic and word of mouth referrals for new business, however they too have started to use direct mail and regional media advertising.

Capstone plans to market its insurance and annuity products differently from other sellers of the same products. Capstone's plan is to market its products through the existing network of general insurance and financial service brokers and agents. By using this pre-existing network, Capstone will gain instant access to hundreds of fully staffed and operational retail outlets. This will lessen the financial pressure on the Company, as there will be no need to license and train employees, or to provide equipment, facilities and administrative support for a large workforce.

Because none of the Officers or Directors of the Company have a strong background in the insurance and annuity industry, the Company has contracted the services of an insurance industry professional. On June 30, 2001 Capstone entered into a contract with Mr. Santbir Minhas to provide technical expertise. Mr. Minhas will provide advise in matters pertaining to the selection of an underwriting firm, contracting with sales brokers and agents, and he will help develop training materials and operations manuals. The term of the contract is for one year. A copy of the contract is attached as an Exhibit.

Capstone has sourced and investigated a number of insurance and annuity underwriting firms. The Company has met with officials from two potential suppliers and it expects to be signing a Letter of Intent with an underwriter by the end of August 2001. The Company intends to have a firm supply contract in place with an underwriting company by September 15, 2001 and to be offering products for sale before the end of October.

Capstone has had ongoing discussions with a number of general insurance brokers and agents since early this year. The firms it met with have indicated a definite interest in offering the Capstone insurance and annuity products for sale. The Company continues to meet with potential sellers on a regular basis. At the time of this filing Capstone has not signed any contracts or agreements with sellers, as it would be imprudent to do so until the Company has a Letter of Intend from an underwriter.

In addition to meeting with potential underwriters, sales brokers and agents, Capstone has also done a considerable amount of work developing training materials. A final draft of the materials will be completed in the next two weeks. After that it will be reviewed by the Company's consultant and put into print. Capstone anticipates having the materials ready for distribution to sales brokers and agents by September 15, 2001.

In discussions the Company has had with underwriters, it has been assured that promotional materials will be available very soon after signing an Underwriting Agreement. The two firms Capstone is dealing with both supply all product related information. The Company anticipates no problem in having the promotional materials in-hand when it is ready to market its products.

As has been indicated previously in this filing, Capstone intends to operate with very limited administrative support. Sales will all be facilitated through independent broker/agents. The paperwork from each sale will be forwarded directly to the underwriter for processing - with a copy going to Capstone for audit purposes. Once accepted, the acceptance along with the official documentation will be sent directly to the client. Commissions will be sent from the underwriter directly to the seller. Capstone will be provided with monthly statements along with its over-ride check. This procedure has been discussed and approved by both of the underwriting firms the Company is dealing with. All claims, cancellations and refunds will be handled directly by the underwriter.

Although Capstone has not yet negotiated a firm re-sellers agreement or settled on a fee or commission structure with an underwriting firm, the Company believes it can generate gross revenues of between seventeen percent (17%) to twenty-three percent (23%) on the insurance policies and annuity contracts sold. The final amount will depend upon the age of the policy/contract holder, whether it is an insurance policy or an annuity and the payment terms. In discussions the Company has had with broker/agents, underwriters and its consultant, it appears that it will be possible to negotiate broker/agent agreements with maximum commissions payable of approximately twelve percent (12%). That would leave net revenue to the Company of approximately five percent (5%) to ten percent (10%).

How long Capstone will be able to satisfy its cash requirements, and whether the Company will require additional funding in the next twelve months is dependent upon several factors. The final terms of the Re-sellers Agreement and the Company's success at selling product will be the determining factor of the Company's profitability. Also, if Capstone is able to conclude negotiations quickly, there will be more time to sell products and earn revenues during this fiscal period. In the event that the Company requires additional capital, it intends to raise those funds through a private placement.

The Company has no plans to undertake product research and development during the term covered by this registration. There are also no plans or expectations to purchase or sell any plant and or significant equipment in the first year of operations. Management also has no intention of hiring a significant number of employees during the first year of operations.

During the first year of operations, Capstone will concentrate its efforts exclusively on building its business in British Columbia. As the Company gains experience and develops sufficient revenues from sales it will expand its business eastward across the country. At this time the Company has no plans to expand outside Canada

Expenditures

The following chart provides an overview of our budgeted expenditures by major area of activity, for the twelve (12) month period upon effectiveness of this Registration Statement.

<table>
Expenditure Item	Amount
Legal and Accounting Fees	$15,000
Consulting and Professional Fees	10,000
Promotional Expenses	10,000
Training Expense	5,000
Travel and Accommodations	5,000
Communications Expenses	2,000
Website Development	2,000
Miscellaneous Administrative Costs	1,000
Total	$50,000

</table>

Legal and Accounting Fees: This item refers to normal legal and accounting costs associated with maintaining a publicly traded company. The Company expects to be making these expenditures throughout the year.

Consulting and Professional Fees: These fees refer to the cost of consulting with insurance and financial services industry experts, as well as professional service fees for training sales agents and brokers. Capstone expects to be making these expenditures during the period from the second to twelfth month of operations.

Promotional Expenses: This item refers to the cost of providing product and program information necessary to conduct a recruitment campaign for insurance/annuity brokers and agents. Capstone expects to be incurring these costs during the period from the second to the eighth month of operations.

Training Expense: This item refers to the cost of product specific training for new sales agents and brokers. It will cover items such as room and equipment rental for training seminars, and copying and printing costs for training manuals and other materials. The Company expects to be incurring these costs during the period between the third and ninth month of operations.

Travel and Accommodations: This item refers to travel and accommodation expenses for meeting with potential underwriters, sales brokers and agents during the recruitment drive and contract negotiations. Capstone expects to be making these expenditures during the period between the first and seventh month of operations.

Communications Expenses: This item refers to telecommunication, postage, courier and all other related forms of communication costs. The Company expects to incur these costs throughout the period covered by this Registration Statement.

Website Development: This item refers to all costs associated with the Company's website development. Capstone expects to incur these costs during the period between the first and third month of operations.

Miscellaneous Administrative Costs: This item refers to any small miscellaneous costs that have not been otherwise listed - such as bank service charges or other sundry items. The Company expects to be incurring these costs throughout the year.

Item 18. Description of Property

Capstone does not own any property, real or otherwise. For the first year, Capstone intends to operate from the President's office at his residence, at no cost to the Company.

The Company does not have any investments or interests in any real estate. Capstone does not invest in real estate mortgages, nor does it invest in Securities of, or interests in, persons primarily engaged in real estate activities.

Item 19. Certain Relationships and Related Transactions

Capstone has not entered into any agreements that require disclosure to our shareholders.

Item 20. Market for Common Equity and Related Stockholder Matters

Market Information

Currently there is no public trading market for Capstone stock, and Capstone has not applied to have its common stock listed.

Holders.

As of the filing of this Registration Statement, the Company had twenty (20) shareholder of record of its common stock.

Dividends.

As of the filing of this Registration Statement, the Registrant has not paid any dividends to its shareholder. There are no restrictions which would limit the ability of Capstone to pay dividends on common equity or that are likely to do so in the future. Capstone does not intend to pay dividends to its shareholders in the foreseeable future.

Item 21. Executive Compensation

Capstone's Executive officers do not currently receive and are not accruing any compensation.

Item 22. Financial Statements

The following audited financial statements from date of inception, November 16, 2000, to March 31, 2001 of Capstone are filed herewith:

Balance Sheet

Statement of loss

Statement of stockholder's equity

Statement of Cash flows


CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

MARCH 31, 2001 AND DECEMBER 31, 2000


TABLE OF CONTENTS

<table>

</table>


David E. Coffey

3651 Lindell Road, Suite I, Las Vegas, NV 89103

_________________________________________

Certified Public Accountant

INDEPENDENT ACCOUNTANT'S REPORT

To the Board of Directors and Stockholders

of Capstone International Corporation

Surrey, BC, Canada

I have audited the accompanying balance sheets of Capstone International Corporation (a development stage company) as of March 31, 2001 and December 31, 2000 and the related statements of operations, cash flows, and changes in stockholders' equity for the periods then ended, as well as the cumulative period from November 16, 2000 (date of inception) to March 31, 2001. These statements are the responsibility of Capstone International Corporations management. My responsibility is to express an opinion on these financial statements based on my audit.,

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Capstone International Corporation as of March 31, 2001 and December 31, 2000 and the results of operations, cash flows, and changes in stockholders' equity for the periods then ended, as well as the cumulative period from November 16, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue a as a going concern. The Company has not generated revenues from operations which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

David E. Coffey, C. P. A.

Las Vegas, Nevada

May 10, 2001


CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

<table>
	March 31, 2001	December 31, 2000
ASSETS
Cash	$32	$32
Total Assets	$32	$32

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts Payable	$0	$0
Total Liabilities	$0	$0

Stockholders' Equity
-Common Stock, authorized 100,000,000 shares at .001 par value, 100,000 shares issued and outstanding.	100	100
-Additional paid-in capital.	$900	$900
-Deficit accumulated during the development stage.	$(968)	$(968)
Total Stockholders' Equity	$32	$32

Total Liabilities and Stockholders' Equity	$32	$32

</table>

The accompanying notes are an integral part of these financial statements.


CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS AND DEFICIT

ACCUMULATED DURING THE DEVELOPMENT STAGE

( With Cumulative Figures From Inception )

<table>
	Three Months Ending Mar.31, 2001	From Inception, Nov.16, 2000 to Dec. 31, 2000	From Inception, Nov.16, 2000 to Mar.31, 2001

Income	$0	$0	$0

Expenses:
Organizational costs	$0	$968	$968

Total expenses	$0	$968	$968

Net loss	$0	$(968)	$(968)

Retained earnings, beginning of period	$(968)	$0

Deficit accumulated during the development stage	$(968)	$(968)

Earnings (loss) per share assuming dilution: Net loss	$0	$(0.01)	$(0.01)

Weighted average shares outstanding	100,000	100,000	100,000

</table>

The accompanying notes are an integral part of these financial statements.


CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FROM NOVEMBER 16, 2000 (Date of Inception) TO MARCH 31, 2001

<table>
	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total

Balance, November 16, 2000	---	$---	$---	$---	$---

Issuance of common stock for cash, November 20, 2000	100,000	$100	$900	$0	$1,000

Less net loss	0	$0	$0	$(968)	$(968)

Balance, December 31, 2000	100,000	$100	$900	$(968)	$32

Less net loss	0	$0	$0	$0	$0

Balance, March 31, 2001	100,000	$100	$900	$(968)	$32

</table>

The accompanying notes are an integral part of these financial statements.


CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(With Cumulative Figures From Inception)

<table>
	Three Months Ending Mar.31, 2001	From Inception, Nov.16, 2000 to Dec. 31, 2000	From Inception, Nov.16, 2000 to Mar.31, 2001

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net Loss	$0	$(968)	$(968)
Non-cash items included in net loss
Adjustments to reconcile net loss to cash used by operating activity	$0	$0	$0

NET CASH PROVIDED BY OPERATING ACTIVITIES	$0	$(968)	$(968)

CASH FLOWS FROM INVESTING ACTIVITIES	$0	$0	$0

CASH FLOW FROM FINANCING ACTIVITIES:
Sale of common stock	$0	$100	$100
Paid-in capital	$0	$900	$900

NET CASH PROVIDED BY FINANCING ACTIVITIES	$0	$1,000	$1,000

NET INCREASE IN CASH	$0	$32	$32

CASH AT BEGINNING OF PERIOD	$32	$0

CASH AT END OF PERIOD	$32	$32

</table>

The accompanying notes are an integral part of these financial statements.


CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2001 AND DECEMBER 31, 2000

NOTE A: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was incorporated on November 16, 2000 under the laws of the State of Delaware. The business purpose of the Company is to acquire funeral facilities and the selling of prepaid funeral programs.

The Company will adopt accounting policies and procedures based upon the nature of future transactions.

NOTE B: EARNINGS (LOSS) PER SHARE

Basic EPS is determined using net income divided by the weighted average shares outstanding during the period. Diluted EPS is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Since the Company has no common shares that are potentially issuable, such as stock options, convertible securities or warrants, basic and diluted EPS are the same.

NOTE C: COMMON STOCK ISSUES

On November 20, 2000 the Company authorized the sale of 100,000 shares of it's common stock at $.01 per share for total proceeds of $1,000. The proceeds were used for working capital purposes.

NOTE D: GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principals applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not generated any revenues from its planned principal operations through March 31, 2001. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.


Item 23. Changes In and Disagreements With Accountants on Accounting and Financial Disclosures

None, not applicable.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Delaware law provides liberal indemnification of officers and directors of Delaware corporations.

Section 145 of the Delaware Code permits a corporation to indemnify any officer, Director, employee, or agent, who is, was, or is threatened to be made a party to any action, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was an officer, director, employee, or agent, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action, he had no reasonable cause to believe that his conduct was unlawful. In the case in which a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of such action, the corporation must indemnify him for expenses, including attorneys fees, actually and reasonably incurred by him. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors and controlling persons of the issuer, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the law and is, therefore, unenforceable. In the event a demand for indemnification is made, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the law and will be governed by the final adjudication of such issue.

Article Five of the By-Laws of Capstone provides for the mandatory indemnification and reimbursement of any director or officer against expenses actually and necessarily incurred by them in connection with the defense of an action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of the corporation, except in relation to matters as to which any such director or officer shall be adjudged to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of shareholders or otherwise.

Item 25. Other Expenses of Issuance and Distribution

Capstone has or will expend $15,000 for attorney and accountant fees in relation to this registration statement.

Item 26. Recent Sales of Unregistered Securities

Capstone has sold securities within the past three years without registering the securities under the Securities Act of 1933 on two separate occasions.

Mr. Brian Koehn purchased 100,000 shares of common stock from Capstone on November 20, 2000 for $1,000. The shares were issued as a private placement. No underwriters were used, and no commissions or other renumeration was paid except to Capstone. The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933. Mr. Koehn continues to be subject to Rule 144 of the Securities Act of 1933.

On June 1, 2001, a private placement offering was completed, under which 1,950,000 shares of common stock were sold at a price of $.01 per share to 20 shareholders for a total of $19,500. No underwriters were used, and no commissions or other remuneration was paid except to Capstone. The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933. All shareholders continue to be subject to Rule 144 of the Securities Act of 1933.

Item 27. Exhibits


3(i)	Articles of Incorporation.	Included
(ii)	Bylaws.	Included
(5)	Opinion re: Legality.	Included
(10)	Consulting Contract - Santbir Minhas	Included
(23)	Consents of experts and counsel.	Included



Item 28. Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 24 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Surrey, Province of British Columbia, Canada, on August 10, 2001.

CAPSTONE INTERNATIONAL CORPORATION

BRIAN KOEHN

Brian Koehn

President, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

DARRYL MILLS

Darryl Mills

Secretary/Treasurer, Director

RODNEY VEREMY

Rodney Veremy

Director